Weinberg & Company, P.A.
Certified Public Accountants


Consent of Independent Public Accountant

We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of Clickable Enterprises, Inc. of our report for the years ended March 31, 2003 and 2002, dated July 15, 2003, relating to the financial statements of Clickableoil.com, Inc. appearing in the Report on Form 8-KA of Clickable Enterprises, Inc. (formerly Achievement Tec Holdings, Inc.) filed on August 25, 2003, and to the reference to our firm under the caption "Experts" in the above-referenced Registration Statement.


                                            /s/ Weinberg & Company, P.A.
                                           -----------------------------
                                                Weinberg & Company, P.A.

Boca Raton, Florida
January 8, 2004